[COST-U-LESS, INC. LOGO]

                                                                 April 18, 2003

Dear Cost-U-Less, Inc. Shareholders:

     I am pleased to invite you to the Cost-U-Less Annual Meeting of Shareholders. This year's annual meeting will be at 10:00 a.m. local time on Tuesday, May 13, 2003 at the Doubletree Hotel (Lake Hills Room), 300 112th Ave. S.E., Bellevue, Washington.

     The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the meeting.

     We hope you can join us on May 13th. Whether or not you can attend, please read the attached Proxy Statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

     A copy of our Annual Report to Shareholders is also enclosed for your information. At the annual meeting we will review our activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

                                        Sincerely,

                                        /s/ Martin P. Moore

                                        Martin P. Moore
                                        Secretary

                                COST-U-LESS, INC.
                   8160-304th Avenue S.E., Building 3, Suite A
                            Preston, Washington 98050

                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held Tuesday, May 13, 2003

Dear Cost-U-Less Shareholders:

     On Tuesday, May 13, 2003, Cost-U-Less, Inc., a Washington corporation, will hold its Annual Meeting of Shareholders at the Doubletree Hotel (Lake Hills Room), 300 112th Ave. S.E., Bellevue, Washington, at 10:00 a.m. local time, for the following purposes:

     (1) To elect two directors to hold office for the terms described in the attached proxy statement and until their respective successors are elected and qualified.

     (2) To ratify the appointment of Deloitte & Touche, LLP as our independent auditors for the fiscal year ending December 28, 2003.

     (3) To transact any other business properly presented before the meeting.

     The record date for the meeting has been set at March 28, 2003. Only shareholders that owned stock at the close of business on March 28, 2003 are entitled to notice of and to vote at this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder, for any purpose related to the meeting, during ordinary business hours at our principal offices.

     IMPORTANT: To assure your representation at the annual meeting, you are urged to complete, sign, date, and return the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope. Your stock will be voted in accordance with the instructions you give on your proxy card. You may, of course, attend the annual meeting and vote in person even if you have previously returned your proxy card.

                                        By order of the Board of Directors,

                                        /s/ Martin P. Moore

                                        Martin P. Moore
                                        Secretary

Preston, Washington
April 18, 2003

                                COST-U-LESS, INC.

                                  ------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           To be held on May 13, 2003

                                  ------------

     The Board of Directors of Cost-U-Less, Inc. is sending you this proxy statement in connection with its solicitation of proxies for use at the Cost-U-Less 2003 Annual Meeting of Shareholders or any adjournment or postponement thereof. The annual meeting will be held at the Doubletree Hotel (Lake Hills Room), 300 112th Ave. S.E., Bellevue, Washington, on Tuesday, May 13, 2003 at 10:00 a.m. local time. This proxy statement and accompanying form of proxy are being first sent or given to the shareholders of Cost-U-Less on or about April 18, 2003.

                            SOLICITATION AND VOTING

Record Date and Outstanding Shares

     Only those shareholders that owned shares of the Company's common stock at the close of business on March 28, 2003, the record date for the annual meeting, are entitled to vote at the annual meeting and any adjournment thereof. On the record date, there were 3,606,376 shares of our common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each shareholder of record as of that date is entitled to one vote for each share of common stock held by him or her.

Quorum and Broker Non-Votes

     Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the purpose of transacting business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker submits a proxy card with respect to the shares held in a fiduciary capacity (typically referred to as being held in "street name") but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner of the shares. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

Voting and Revocation of Proxies

      All valid proxies received before the meeting will be exercised. If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted (i) "FOR" the election of the two nominees for the Board of Directors named on the following pages, and (ii) "FOR" the ratification of the appointment of Deloitte & Touche, LLP as our auditors for fiscal 2003. We are not aware, as of the date of this proxy statement, of any matters to be voted on at the annual meeting other than as stated in the proxy statement and the accompanying notice of annual meeting of shareholders. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment. Brokers who hold shares for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

      If you give your proxy to Cost-U-Less, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by:

      o notifying the Secretary of Cost-U-Less in writing before the annual meeting;

      o delivering to the Secretary of Cost-U-Less before the annual meeting a signed proxy with a later date; or

      o     attending the annual meeting and voting in person.

Voting Securities

      You are entitled to one vote for each share of common stock you hold. If a quorum is present and voting, the two nominees for director receiving the highest number of votes will be elected as directors. The proposal to ratify the appointment of Deloitte & Touche, LLP as our independent auditors for fiscal 2003 will be approved if the number of votes cast in favor of the proposal by holders of common stock present, in person or by proxy, and entitled to vote at the annual meeting, exceeds the number of votes cast against it. Abstentions from voting will have no effect on these proposals since they will not represent votes cast at the annual meeting for the purpose of voting on such proposals.

Solicitation of Proxies

      We will bear the costs of soliciting proxies. In addition to soliciting shareholders by mail through our employees, we may request banks and brokers, and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

      There are four directors who currently sit on the Cost-U-Less Board of Directors. In accordance with our bylaws, the Board of Directors consists of between two and seven directors as determined by resolution of the Board. Arthur
W. Buerk, a Class I member of the Board of Directors, resigned from the Board on August 6, 2002 due to other business responsibilities. Subsequent to the resignation of Mr. Buerk, the Board set the number of directors on the Board of Directors at four.

      Directors generally are elected for three-year terms and the Board is divided into three classes, with the classes to be as equal in number as may be possible. Generally, one class of directors is elected to a three-year term at each annual meeting of shareholders. Following Mr. Buerk's resignation, there were no Class I directors, two Class II directors and two Class III directors. In order to comply with the requirement in our bylaws that the classes be as equal in number as possible, the Board transferred J. Jeffrey Meder from Class III to Class I and appointed him to serve as a Class I director until his successor is duly elected and qualified.

      The term of the Class III director will expire on the date of the upcoming annual meeting. Accordingly, one person is to be elected to serve as a Class III director of the Board of Directors at the meeting. Management's nominee for election by the shareholders to this Class III position is the current Class III member of the Board of Directors, George C. Textor. If elected, Mr. Textor will serve as a Class III director until our annual meeting of shareholders in 2006 and until his successor is duly elected and qualified.

      In addition, the term of the Class I director will expire on the date of the upcoming annual meeting. Accordingly, one person is to be elected to serve as a Class I director of the Board of Directors at the meeting. Management's nominee for election by the shareholders to this Class I position is the current Class I member of the Board of Directors, J. Jeffrey Meder. If elected, Mr. Meder will serve as a Class I director until our annual meeting of shareholders in 2004 and until his successor is duly elected and qualified.

      Unless otherwise instructed, persons named in the accompanying proxy will vote FOR these nominees. Although we anticipate that these nominees will be available to serve as directors, should any of them not accept the nomination, or otherwise be unable to serve, the proxies may be voted for such substitute nominees as we may designate.

      If a quorum is present and voting, the one nominee for Class I director receiving the highest number of votes will be elected as a Class I director and the one nominee for Class III director receiving the highest number of votes will be elected as a Class III director. Abstentions and broker non-votes have no effect on the vote.

      The Board of Directors recommends a vote "FOR" the nominees named above.

     The following table sets forth, for our current directors, including the Class I and Class III nominees to be elected at this meeting, information with respect to their ages and background.

Name                                                                                       Position With the Company
-------------------------------------------------------------------------------------      ----------------------------
Class I director nominated for election at the 2003 Annual Meeting of Shareholders whose term will expire at the 2004 Annual Meeting of Shareholders:

J. Jeffrey Meder                                                                           Director, President and Chief
                                                                                           Executive Officer

Class II directors whose term will expire at the 2005 Annual Meeting of Shareholders:

David A. Enger                                                                             Director
Gary W. Nettles                                                                            Director

Class III director nominated for election at the 2003 Annual Meeting of Shareholders whose term will expire at the 2006 Annual Meeting of Shareholders:

George C. Textor                                                                           Chairman of the Board

                                                                                                Director
Name                                                                                       Age   Since
--------------------------------------------------------------------------------------     ---  ---------
Class I director nominated for election at the 2003 Annual Meeting of Shareholders whose term will expire at the 2004 Annual Meeting of Shareholders:

J. Jeffrey Meder                                                                           51     1999

Class II directors whose term will expire at the 2005 Annual Meeting of Shareholders:

David A. Enger                                                                             57     1993
Gary W. Nettles                                                                            51     1996

Class III director nominated for election at the 2003 Annual Meeting of Shareholders whose term will expire at the 2006 Annual Meeting of Shareholders:

George C. Textor                                                                           58     1998

Nominees for the Board of Directors

      George C. Textor has been a Director of Cost-U-Less since 1998 and has served as Chairman of the Board since August 2002. Mr. Textor is a general partner of Capstan Partners, a Seattle-based private equity investment fund which he co-founded in 1988. From 1982 to 1988, Mr. Textor was a founding general partner of Cable Howse & Ragen (now Ragen MacKenzie Group Incorporated), an investment banking and brokerage firm located in the Pacific Northwest.

      J. Jeffrey Meder has been a Director and the President and CEO of Cost-U-Less since 1999. Previously, he served as co-founder and President/Chief Executive Officer of Drug Emporium, N.W. He had provided overall direction and vision for that company since 1981. During that time, he led the growth of Drug Emporium, N.W. to twenty stores with over $180 million in sales and employing approximately 1,600 employees in the Pacific Northwest. Prior to co-founding Drug Emporium, N.W., Mr. Meder was employed in the banking industry from 1975-1981. His last position in banking was Assistant Vice President in the Commercial Division of Huntington National Bank in Columbus, Ohio, where his responsibilities included business development and work-out loan situations.

Continuing Directors Until 2005

      David A. Enger has been a Director of Cost-U-Less since 1993 and served as Chairman of the Board from 2000 until August 2002. Mr. Enger has been president of K&N Meats (formerly Keener's, one of the Northwest's largest distributors of fresh foods), a subsidiary of U.S. Food Services, since 2001. Mr. Enger served as Executive Vice President of Keener's from 1992 until 2001. In 1990, Mr. Enger founded the Business & Banking Institute, which engages in business and banking consulting and training. From 1980 to 1990, Mr. Enger served as a principal of Management Advisory Services, Inc., a business and banking consulting firm, which he co-founded in 1980. From 1976 to 1980, Mr. Enger was a vice president of Seafirst Bank. Mr. Enger previously served as a director of Keener's, Colmac Industries, Inc., a dry-cleaning equipment manufacturer, and Colmac Coil Manufacturing, Inc., a heating and air-conditioning coils manufacturer.

      Gary W. Nettles has been a Director of Cost-U-Less since 1996. Mr. Nettles is a certified public accountant and President of Guchereau & Nettles, an accounting firm located in Costa Mesa, California, where he has worked since 1987. Mr. Nettles serves as a director of Allen Tel Products, Inc., a non-public supplier and manufacturer of data and telecommunication components, located in Santa Ana, California.

Meetings of the Board of Directors

      During the fiscal year ended December 29, 2002, the Board of Directors of the Company held five meetings. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. Other than Mr. Enger, who attended 60% of the Audit Committee meetings during the last fiscal year, no director attended fewer than 75% of the total number of meetings of the Board and committees of the Board on which such director served held during that period.

      The members of the Audit Committee during fiscal 2002 were Gary W. Nettles (Chairman), David A. Enger and George C. Textor. The functions of the Audit Committee include retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Audit Committee held five meetings during the fiscal year ended December 29, 2002.

      The members of the Compensation Committee during fiscal 2002 were George
C. Textor (Chairman), David A. Enger and Arthur W. Buerk. Mr. Buerk resigned from the Board of Directors in August 2002. Gary W. Nettles was appointed to the Compensation Committee in October 2002. The Compensation Committee sets the salary and bonus earned by the Chief Executive Officer, reviews and approves salary and bonus criteria for other executive officers, and approves stock option grants to executive officers. The Compensation Committee held four meetings during the fiscal year ended December 29, 2002.

Compensation of Directors

      During fiscal 2002, non-employee directors of Cost-U-Less were paid $1,500 for each Board meeting attended and $250 for each committee meeting attended. We also reimburse directors for travel expenses in attending meetings. Cost-U-Less directors who are also employees of Cost-U-Less did not receive any compensation for their services as members of the Board of Directors.

      In December 2001, the Board of Directors agreed to suspend their cash compensation until July 2002 and instead accept compensation in the form of options to purchase our common stock for each board meeting attended. The directors combined received a total of 15,750 options in lieu of cash compensation for their attendance at board meetings in February and April of 2002. The options were priced at the market value the day following the February 2002 and the April 2002 board meetings. The options vested immediately and must be exercised within three years.

      In February 2003, we increased the non-employee director compensation to $2,500 for each Board meeting attended and $250 for each committee meeting attended. Additionally, the chairman of the board and the chairman of the compensation committee will receive $500 for each board or compensation committee meeting they chair and the audit committee chair will receive $1,000 for each audit committee meeting chaired.

      In addition, we granted nonqualified stock options to non-employee directors pursuant to individual director stock option agreements. In December 1998, each non-employee director was granted a 10-year, immediately exercisable option to purchase 10,331 shares of common stock at an exercise price equal to the fair market value of the underlying shares on the date of grant, and a 10-year option to purchase 2,951 shares of common stock at an exercise price equal to the fair market value of the underlying shares on the date of grant, vesting ratably over a five-year period. Each non-employee director received an automatic annual grant of options to purchase 1,000 shares of common stock under our 1998 stock incentive compensation plan on the date of last year's annual meeting. Each non-employee director will again receive an automatic annual grant of options to purchase 1,000 shares of common stock under our 1998 plan on the date of this meeting.

                                PROPOSAL NO. 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

      The Board of Directors of Cost-U-Less has selected Deloitte & Touche, LLP as independent auditors to audit the consolidated financial statements of Cost-U-Less for the fiscal year ending December 28, 2003. Deloitte & Touche, LLP has acted in such capacity since its appointment in fiscal year 2001. Representatives of Deloitte & Touche, LLP are expected to be present at the annual meeting and are expected to be available to respond to appropriate questions.

      The following table sets forth the aggregate fees billed to Cost-U-Less for the fiscal year ended December 29, 2002 by Deloitte & Touche, LLP:

      Audit Fees                                                           $115,036
      Financial Information Systems Design and Implementation Fees           none
      All Other Fees                                                       $108,971

      The Audit Committee has considered the role of Deloitte & Touche, LLP in providing tax and benefit plan related services and other non-audit services to Cost-U-Less and has concluded that such services are compatible with Deloitte & Touche, LLP's independence as our auditors.

      On December 19, 2001, we dismissed Ernst & Young LLP as our independent auditors. At that time, the reports of Ernst & Young LLP on our financial statements for the two fiscal years preceding the dismissal had not contained an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle. In the two fiscal years preceding the dismissal, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Our audit committee made the decision to dismiss Ernst & Young LLP. During the two fiscal years preceding the dismissal, we did not have a disagreement or difference of opinion with Ernst & Young LLP in which Ernst & Young LLP advised us of any matter that would be a reportable event under Item 310(1a)(1)(v) of Regulation S-K.

      The aggregate fees billed to Cost-U-Less for the fiscal year ended December 29, 2002 by Ernst & Young LLP were $10,000.

      We engaged Deloitte & Touche, LLP as our independent auditors on December 19, 2001. During the two fiscal years preceding December 19, 2001, we had not consulted with Deloitte & Touche, LLP regarding either the application of accounting principles to a specified completed or proposed transaction, the type of audit opinion they might render on our financial statements, or any disagreement with Ernst & Young LLP or reportable event.

      Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the annual meeting of shareholders, as well as the presence of a quorum representing a majority of all outstanding shares of common stock of Cost-U-Less, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

      Shareholder ratification of the selection of Deloitte & Touche, LLP as our independent public auditors is not required by our bylaws or otherwise. We are submitting the selection of Deloitte & Touche, LLP to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change could be in our best interests and the best interests of our shareholders. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the ratification of the appointment of Deloitte & Touche, LLP as our independent auditors.

      The Board of Directors recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche, LLP as our independent auditors for the fiscal year ending December 28, 2003.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 10, 2003, certain information regarding the beneficial ownership of Cost-U-Less common stock by:

      o each person known by Cost-U-Less to own beneficially 5% or more of our common stock;

      o     each director and nominee for director of Cost-U-Less;

      o each executive officer of Cost-U-Less for whom compensation information is given in the Summary Compensation Table in this proxy statement; and

      o     all directors and executive officers of Cost-U-Less as a group.

      To the knowledge of Cost-U-Less, the beneficial owners listed below have sole voting and investment power with respect to the shares shown as beneficially owned.

                                                                                Outstanding Shares
                                                                                 of Common Stock        Percent of
Beneficial Owner(1)                                                           Beneficially Owned(2)       Class
--------------------------------------------------------------------------   -----------------------   -----------
The Kula Fund (3) ........................................................           240,000           6.7 %
 PO Box 907
 Port Moresby, Papaua, New Guinea
ASSI Inc. (4) ............................................................           234,100             6.5
 5076 Spyglass Hill Drive
 Las Vegas, NV 89122 .....................................................
J. Jeffrey Meder (5) .....................................................           241,667             6.3
Roy W. Sorensen (6) ......................................................           110,000             3.0
Martin P. Moore (7) ......................................................            89,500             2.4
Gary W. Nettles (8) ......................................................            88,781             2.4
Michael T. Scalzo (9) ....................................................            60,525             1.7
William W. Lofgren (10) ..................................................            25,551                *
David A. Enger (11) ......................................................            25,282                *
George C. Textor (12) ....................................................            23,332                *
All directors and executive officers as a group (9 persons) (13) .........           686,598           16.4%

------------

*     Less than 1% of the outstanding shares of common stock.

(1) Except as noted above, all beneficial owners can be reached c/o Cost-U-Less, Inc., 8160-304th Ave., S.E., Bldg. 3, Ste. A, Preston, Washington 98050.

(2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 10, 2003 are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

(3)   Based on the Company's most recent information.

(4) Based on a Schedule 13D/A filed by ASSI Inc. with the SEC on November 21, 2002. Louis Habash is the president and sole shareholder of ASSI Inc. and has shared power to vote and dispose of the shares owned by ASSI Inc.

(5) Includes 221,667 shares subject to options exercisable within 60 days of March 10, 2003.

(6) Includes 105,000 shares subject to options exercisable within 60 days of March 10, 2003.

(7) Includes 78,500 shares subject to options exercisable within 60 days of March 10, 2003.

(8) Based on the Company's most recent information and publicly filed information. Includes 11,807 shares held by the Alyce Christene Gangwish Irrevocable Trust of 1995, 33,582 shares held by The Lenz Grandchildren's

      Irrevocable Trust of 2000, 8,855 shares held by the Brittney Elizabeth Lenz Irrevocable Trust of 1995, and 8,855 shares held by the Cody Allan Lenz Irrevocable Trust of 1995 (for each of which Mr. Nettles acts as Co-Trustee), 700 shares held by Guchereau & Nettles SEP and 24,982 shares subject to options exercisable within 60 days of March 10, 2003.

(9) Includes 54,510 shares subject to options exercisable within 60 days of March 10, 2003.

(10) Represents 25,551 shares subject to options exercisable within 60 days of March 10, 2003.

(11) Represents 25,282 shares subject to options exercisable within 60 days of March 10, 2003.

(12) Represents 23,332 shares subject to options exercisable within 60 days of March 10, 2003.

(13) Includes 580,184 shares subject to options exercisable within 60 days of March 10, 2003.

Executive Officers

     The following persons are executive officers of Cost-U-Less as of March 10, 2003, who will serve in the capacities noted until the election and qualification of their successors. Each officer named below is expected to be re-elected at the Board meeting to be held on May 13, 2003.

Name                                 Age           Positions and Offices With Cost-U-Less
---------------------------------   -----   ---------------------------------------------------
J. Jeffrey Meder (1) ............   51      President and Chief Executive Officer
Roy W. Sorensen (2) .............   49      Vice President, Chief Operating Officer
                                            Vice President, Chief Financial Officer, Secretary
Martin P. Moore (3) .............   46       & Treasurer
Michael T. Scalzo (4) ...........   38      Vice President, Merchandising & Marketing
William W. Lofgren (5) ..........   40      Vice President, Information Systems

------------
(1)   For a biographical summary of J. Jeffrey Meder, see "Directors."

(2) Roy W. Sorensen joined the Company as Vice President, Chief Financial Officer of Cost-U-Less in September 1999 before becoming Vice President, Chief Operating Officer in August 2000. Previously, Mr. Sorensen served as CFO and Treasurer of Drug Emporium NW. In this capacity, he played a key role in successfully negotiating the sale of the company in July 1998 to Longs Drugs, a $3.1 billion regional retailer. He also has held various executive financial positions with other companies in the Pacific Northwest, including Seattle Lighting Fixture Co., Egghead Software, and Seafirst Corporation. Mr. Sorensen holds a CPA license, and received his MBA from the University of Puget Sound.

(3) Martin P. Moore joined the Company in December 1998 as corporate controller before becoming Vice President, Chief Financial Officer in August 2000. Previously, Mr. Moore served as Manager of Corporate Planning & Reporting at ATL Ultrasound, Inc., a $500 million medical equipment manufacturer that was acquired by Philips Electronics in 1998. Mr. Moore received his MBA from Seattle University in 1993.

(4) Michael T. Scalzo assisted in creating Cost-U-Less' buying office and was one of the original buyers for the Company in 1992. Mr. Scalzo became general merchandise manager in 1995, was promoted to Vice President, Merchandising in April 1999, to Vice President, Business Development in March 2000 and then to Vice President Merchandising and Marketing in October 2002.

(5) William W. Lofgren joined the Company in 1992 as information systems manager before becoming operations manager in 1996 with overall operational responsibility for Cost-U-Less' stores. He was promoted to Vice President, Information Systems in April 1999. Previously, Mr. Lofgren served as electronic maintenance manager of Costco from 1986 to 1991.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

                          Summary Compensation Table

     The following table sets forth certain compensation information of our Chief Executive Officer, our four other most highly compensated executive officers, and one other executive officer who would have been included among the four other most highly compensated executive officers had he continued to serve as an executive officer through December 29, 2002, during the fiscal years ended December 29, 2002, December 30, 2001 and December 31, 2000.

                                                                                Long-Term
                                                                               Compensation
                                                     Annual Compensation          Awards
                                                   -----------------------      All Other
                                                                   Bonus    Shares Underlying   Compensation
Name and Principal Position                  Year     Salary        ($)        Options (#)         ($)(1)
------------------------------------------- ------ ------------ ---------- ------------------- -------------
J. Jeffrey Meder (2) ......................  2002   $ 244,965    $ 9,584          76,667          $ 16,427
 President, Chief Executive Officer          2001     240,436     10,000         100,000            17,635
                                             2000     229,387     11,498          50,000            15,859
Roy W. Sorensen (3) .......................  2002   $ 155,368    $ 5,679          20,000          $  2,640
 Vice President, Chief Operating Officer     2001     135,440      7,000          60,000             2,625
                                             2000     127,347      6,387          30,000             1,297
Martin P. Moore (4) .......................  2002   $ 120,990    $ 4,636          20,000          $  2,750
 Vice President, Chief Financial Officer,    2001     110,652      8,000              --             2,625
 Secretary and Treasurer                     2000      95,250      4,797          60,000             2,625
Michael T. Scalzo (5) .....................  2002   $ 150,058    $ 4,636          40,000          $  2,750
 Vice President, Merchandising and           2001     144,635     10,500           5,000             2,625
 Marketing                                   2000     124,808     33,090           5,000             2,625
William W. Lofgren (6) ....................  2002   $ 141,000    $ 5,215          20,000          $  2,750
 Vice President, Information Systems         2001     140,231      8,000              --             2,625
                                             2000     123,750      6,050              --             2,625
Former Officer:
Joseph F. Bombara (7) .....................  2002   $ 251,604    $    --          35,000          $  5,989
 Former Vice President, Merchandising        2001     134,241      7,000          25,000             3,120
 and Marketing                               2000          --         --              --                --

------------
(1) Consists of matching contributions to the Cost-U-Less 401(k) profit-sharing plan, auto allowances and payments of disability insurance premiums, if applicable.

(2)   J. Jeffrey Meder joined the Company in September 1999.

(3)   Roy W. Sorensen joined the Company in September 1999.

(4) Martin P. Moore joined the Company in December 1998 and was promoted to Vice President, Chief Financial Officer, Secretary and Treasurer in August 2000.

(5) Michael T. Scalzo was promoted to Vice President, Business Development in March 2000 and Vice President, Merchandising and Marketing in October 2002.

(6) William W. Lofgren was promoted to Vice President, Information Systems in April 1999.

(7) Joseph F. Bombara joined the Company in March 2001 and left in October 2002. Mr. Bombara's annual compensation for 2002 includes severance payments pursuant to his employment agreement.

Stock Option Grants in Fiscal 2001

     The following table sets forth certain information regarding grants of options to purchase our common stock made during the fiscal year ended December 29, 2002, to the persons named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    Potential Realizable
                                                                                                      Value at Assumed
                                                       Individual Grants                              Annual Rates of
                             ---------------------------------------------------------------------      Stock Price
                                                       Percent of Total                                Appreciation for
                                     Number of         Options Granted     Exercise                     Option Term(3)
                               Securities Underlying     to Employees        Price      Expiration -----------------------
Name                          Options Granted (#)(1)    in Fiscal Year   ($/Share)(2)      Date      5% ($)     10% ($)
---------------------------- ------------------------ ----------------- -------------- ----------- ---------- -----------
J. Jeffrey Meder (4) .......          10,000                 3.40%         $  1.350      1/02/12    $ 8,490    $ 21,516
J. Jeffrey Meder ...........          66,667                22.65%         $  1.140      9/01/12     47,796     121,125
Roy W. Sorensen (4) ........          10,000                 3.40%         $  1.350      1/02/12      8,490      21,516
Roy W. Sorensen ............          10,000                 3.40%         $  1.020     12/23/12      6,415      23,906
Martin P. Moore (4) ........          10,000                 3.40%         $  1.350      1/02/12      8,490      21,516
Martin P. Moore ............          10,000                 3.40%         $  1.020     12/23/12      6,415      23,906
Michael T. Scalzo (4) ......          10,000                 3.40%         $  1.350      1/02/12      8,490      21,516
Michael T. Scalzo ..........          20,000                 6.79%         $  1.230     10/28/12     15,471      39,206
Michael T. Scalzo ..........          10,000                 3.40%         $  1.020     12/23/12      6,415      23,906
William W. Lofgren (4) .....          10,000                 3.40%         $  1.350      1/02/12      8,490      21,516
William W. Lofgren .........          10,000                 3.40%         $  1.020     12/23/12      6,415      23,906
Former Officer:
Joseph F. Bombara (4) ......          10,000                 3.40%         $  1.350      1/02/12      8,490      21,516
Joseph F. Bombara ..........          25,000                 8.49%         $  1.510      2/26/12     23,741      60,164

------------
(1) Except as described below, all options are granted under our 1998 Stock Incentive Compensation Plan and are immediately exercisable. For additional information regarding options, see "Employment Contracts and Change-in-Control Arrangements" and "Report of the Compensation Committee on Executive Compensation".

(2) The exercise price of all options is equal to the market value of the common stock as of the day of grant.

(3) The future values of current year grants assume appreciation of 5% and 10% per year over the 10-year option period, as required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the common stock price. The actual values realized depends on the future performance of the common stock and overall market conditions, and may be greater or less than the potential realizable values set forth in the table.

(4) Represents an option granted under our 1998 Stock Incentive Compensation Plan, which vests 50% on date of grant and 50% 18 months after the date of grant.

Stock Option Exercises in Fiscal 2002 and Year-End Values

     The following table sets forth certain information concerning exercises of options to purchase our common stock in the fiscal year ended December 29, 2002, and unexercised options held as of December 29, 2002, by the persons named in the Summary Compensation Table:

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES(1)

                                          Number of
                                    Securities Underlying             Value of Unexercised
                                   Unexercised Options at           In-the-Money Options at
                                     Fiscal Year-End (#)             Fiscal Year-End ($)(2)
                               -------------------------------   ------------------------------
Name                            Exercisable     Unexercisable     Exercisable     Unexercisable
----------------------------   -------------   ---------------   -------------   --------------
J. Jeffrey Meder ...........      221,667            5,000              --             --
Roy W. Sorensen ............      105,000            5,000           $ 200             --
Martin P. Moore ............       78,500            6,500             200             --
Michael T. Scalzo ..........       50,510           16,892             200             --
William W. Lofgren .........       25,551            9,400             200             --
Former Officer:
Joseph F. Bombara ..........       55,000               --              --             --

------------
(1) There were no exercises of options to purchase shares of our common stock in the fiscal year ended December 29, 2002.

(2) Stock options are valued based upon the closing price of a share of common stock as reported on the Nasdaq SmallCap Market on December 27, 2002 ($1.04 per share).

Employment Contracts and Termination of Employment

     In September 2002, we entered into an Executive Compensation and Benefits Agreement with J. Jeffrey Meder, our President and Chief Executive Officer. The agreement provides for the payment to Mr. Meder of a salary of $250,000 on an annualized basis for the first year of the agreement, subject to Board of Directors' review in subsequent years. Mr. Meder is eligible to participate in the Company's bonus plan. Pursuant to the agreement, Mr. Meder is entitled to receive options under our 1998 Stock Incentive Compensation Plan to purchase 200,000 shares of our common stock, to be granted in three installments of 66,667 options beginning September 1, 2002 and then annually in 2003 and 2004. See "Option Grants in Last Fiscal Year" table. The agreement also provides for the following severance benefits if Mr. Meder's employment terminates other than for cause (as defined in the Agreement), death, disability or change of control: (a) a lump sum payment equal to 12 months' of Mr. Meder's base compensation at the time of termination, and (b) the continuation of Company-paid benefits for up to one year. If Mr. Meder's employment terminates for cause, death or by Mr. Meder, Mr. Meder shall not be entitled to severance pay or benefits under the agreement. We may terminate Mr. Meder's employment for disability under certain circumstances without any obligation to provide severance pay or benefits to Mr. Meder. In the event of a change of control of the Company, if Mr. Meder's employment is terminated other than for cause within 12 months following the change of control or if Mr. Meder resigns from employment following a material alteration in his position following the change of control, Mr. Meder is entitled to receive the benefits described in clauses
(a) and (b) above.

     In November 2002, we entered into an employment agreement with Michael T. Scalzo, our Vice President, Business Development. The agreement provides for Mr. Scalzo to receive a salary subject to review by the Chief Executive Officer in Mr. Scalzo's capacity as Vice President, Merchandising and Marketing. Pursuant to the agreement, Mr. Scalzo is entitled to receive options under our 1998 Stock Incentive Compensation Plan to purchase 20,000 shares of our common stock upon execution of the agreement and an additional 20,000 shares upon the anniversary of the agreement in November 2003 and November 2004. The agreement provides for severance payments to Mr. Sclazo if his employment terminates other than for cause equal to one month of Mr. Scalzo's base salary at the time of termination by us for each year of Mr. Scalzo'a service with us. If Mr. Scalzo's employment terminates for cause, Mr. Scalzo shall not be entitled to severance pay under the agreement.

Compensation Committee Interlocks and Insider Participation in Compensation
   Decisions

     The members of the Compensation Committee during fiscal 2002 were Mr. Textor, Mr. Enger and Mr. Buerk. Mr. Buerk resigned from the Board of Directors in August 2002. Mr. Nettles was appointed to the Compensation Committee in October 2002. Mr. Textor has been the Chairman of the Compensation Committee since 2000 and also serves as general partner of Capstan Partners, a Seattle-based private equity investment fund.

                     EQUITY COMPENSATION PLAN INFORMATION

     We currently maintain two compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of our 1989 Stock Incentive Compensation Plan and our Amended and Restated 1998 Stock Option Plan, which have been approved by shareholders. Currently, we only have options outstanding under our 1998 plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 29, 2002:

                                        Number of shares to                                  Number of shares remaining
                                          be issued upon          Weighted-average       available for future issuance under
                                            exercise of           exercise price of           equity compensation plans
                                       outstanding options,     outstanding options,       (excluding shares reflected in
                                        warrants and rights      warrants and rights                 column (a))
Plan Category                                   (a)                      (b)                             (c)
-----------------------------------   ----------------------   ----------------------   ------------------------------------
Equity compensation plans
 approved by shareholders .........           921,352                 $  2.86                          364,533
Equity compensation plans not
 approved by shareholders .........              None                    None                             None
                                              -------                 -------                          -------
Total .............................           921,352                 $  2.86                          364,533
                                              =======                 =======                          =======

Certain Relationships and Related Transactions

     Gevirtz Option. In January 1998, Donald L. Gevirtz, who was then a director of Cost-U-Less, was granted a 10-year, immediately exercisable option to purchase up to 88,554 shares of common stock at an exercise price of $7.62 per share in connection with his appointment to the Board of Directors. In order to encourage Mr. Gevirtz to join the Board of Directors, the Board granted him an option with a per share exercise price that was less than the fair market value of the common stock on the date of grant. We recognized a compensation expense of $75,000 in the first quarter of fiscal 1998 in connection with this grant. In October 1998, we offered directors with options having exercise prices greater than $7.00 per share the opportunity to surrender those options and receive new options with an exercise price of $7.00 per share. With the exception of the exercise price, a six-month blackout on exercise and a six-month delay in vesting, the terms of the new options are identical to the terms of the old options. Although Mr. Gevirtz resigned in 1999, the option may be exercised by the estate of Mr. Gervitz for five years from his date of resignation.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers, directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms we received and written representations from certain reporting persons that no forms were required for those persons, we believe that all filing requirements under
Section 16(a) applicable to our executive officers, directors and greater-than-10% beneficial owners were complied with by such persons.

                       COMPARISON OF SHAREHOLDER RETURN

     The graph below compares the cumulative total shareholder return on our common stock for the period commencing on July 23, 1998, the date on which Cost-U-Less became a publicly held corporation, and ending on December 29, 2002, with the cumulative total return of the Nasdaq Stock Market Index (US) and the Nasdaq Retail Trade Stocks Index over the same period (assuming an investment of $100 in the common stock, stocks comprising the Nasdaq Stock Market Index (US), and the stocks comprising the Nasdaq Retail Trade Stocks Index on July 23, 1998, and the reinvestment of all dividends).

                Comparison of Five-Year Cumulative Total Returns
                             Performance Graph for
                               Cost U Less, Inc.

                           [PERFORMANCE GRAPH OMITTED]

                     REPORT BY THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of non-employee directors. The members of the Compensation Committee during fiscal 2002 were George C. Textor (Chairman), David A. Enger and Arthur W. Buerk. Mr. Buerk resigned from the Board of Directors in August 2002. Gary W. Nettles was appointed to the Compensation Committee in October 2002. The Compensation Committee sets the salary and bonus earned by the Chief Executive Officer, reviews and approves salary and bonus criteria for other executive officers, and approves stock option grants to executive officers.

     The goals of Cost-U-Less's executive officer compensation policies are to attract, retain and reward executive officers who contribute to our success, to align executive officer compensation with our performance and to motivate executive officers to achieve our business objectives. We use salary, bonus compensation and option grants to attain these goals. Base salaries of executive officers are reviewed annually by the Compensation Committee and adjustments are made based on (i) individual performance of executive officers for the previous fiscal year, and (ii) financial results of the Company for the previous year.

     We strongly believe that equity ownership by executive officers provides incentives to build shareholder value and aligns the interests of executive officers with those of the shareholders, and therefore makes periodic grants of stock options under our 1998 Stock Incentive Compensation Plan. The size of an option grant to an executive officer has generally been determined with reference to the responsibilities and expected future contributions of the executive officer, previous grants to that officer, as well as recruitment and retention considerations. In fiscal 2002, the Compensation Committee approved stock option grants to certain of the executive officers consistent with these criteria. See "Option Grants in Last Fiscal Year."

     Mr. Meder's compensation as President and Chief Executive Officer includes
(i) base salary, (ii) annual incentive bonuses and (iii) stock option grants. The determination of Mr. Meder's base salary is based upon assessments of individual performance and achievement of predetermined operating goals that are established annually by the Board of Directors. Assessments of individual performance include objective standards and subjective evaluations of the value of Mr. Meder's contributions. Mr. Meder's base salary was set at $250,000, effective September 1, 2002. Mr. Meder received an incentive bonus in the amount of $9,584 for fiscal 2002. In fiscal 2002, the Compensation Committee granted Mr. Meder stock options for 76,667 shares under the 1998 Stock Incentive Compensation Plan.

     Cost-U-Less has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to our chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1998 Stock Incentive Compensation Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. We expect that the Compensation Committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. To the extent that total non-exempt compensation exceeds $1,000,000 in fiscal 2002 or any subsequent year, it will not be deductible. The Committee does not believe that in general other components of our compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

                                        COMPENSATION COMMITTEE

                                        George C. Textor
                                        David A. Enger
                                        Gary W. Nettles

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Board of Directors, in its business judgment, has determined that all members of the committee are "independent," as required by the applicable listing standards of the Nasdaq SmallCap Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. As set forth in the committee's charter, management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls and the selection, application and disclosure of critical accounting policies. The Audit Committee is responsible for retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. In fulfilling its oversight responsibilities, the committee reviewed and discussed our audited financial statements in the Annual Report with management, including a discussion of the quality of the accounting principles and policies, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee has reviewed with our independent accountants, who are responsible for auditing our financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The committee has discussed matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which include, among other items, matters related to the conduct of the audit of our financial statements. The committee has also received written disclosures and the letter from Deloitte & Touche, LLP required by Independence Standards Board Standard No. 1 (which relates to the auditors' independence from Cost-U-Less and related entities) and has discussed with Deloitte & Touche, LLP their independence from management and the Company and has considered the compatibility of non-audit services with the auditors' independence.

     The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that our auditors are in fact "independent".

     Based on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the committee recommended to our Board of Directors that the our audited financial statements be included in the Cost-U-Less Annual Report on Form 10-K for the fiscal year ended December 29, 2002.

                                        AUDIT COMMITTEE

                                        Gary W. Nettles
                                        David A. Enger
                                        George C. Textor

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Under the SEC's proxy rules, shareholder proposals that meet certain conditions may be included in the proxy statement and proxy card for a particular annual meeting. Shareholders that intend to present a proposal at the our annual meeting to be held in 2004 must give notice of the proposal at our principal executive offices, addressed to the Secretary, no later than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders to be considered for inclusion in the proxy statement and proxy card relating to that meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and proxy card must give notice of the proposal to Cost-U-Less no fewer than 60 nor more than 90 days prior to the date of the annual meeting pursuant to our bylaws, except under certain circumstances described in our bylaws. Cost-U-Less reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matters for action at the annual meeting other than the matters specifically referred to in this proxy statement. If other matters properly come before the annual meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

     Copies of the Cost-U-Less 2002 Annual Report to Shareholders are being mailed to shareholders, together with this proxy statement, form of Proxy and Notice of Annual Meeting of Shareholders. Additional copies of the Annual Report may be obtained from the Secretary of Cost-U-Less, 8160-304th Ave., S.E., Bldg. 3, Ste. A, Preston, Washington 98050.

     The annual report of Cost-U-Less on Form 10-K for the fiscal year ended December 29, 2002 was filed with the Securities and Exchange Commission on April 11, 2003. Copies of the annual report on Form 10-K may be obtained from the Secretary of Cost-U-Less, 8160-304th Ave., S.E., Bldg. 3, Ste. A, Preston, Washington 98050.

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        /s/ Martin P. Moore

                                        Martin P. Moore
                                        Secretary

Preston, Washington
April 18, 2003

                                                          Please Mark Here   |_|
                                                          for Address Change
                                                          or Comments
                                                          SEE REVERSE SIDE

(1)   ELECTION OF TWO DIRECTORS

      Nominees:
      Class I Director - 01 J. Jeffrey Meder
      Class III Director - 02 George C. Textor

          FOR                WITHHOLD AUTHORITY
      the Nominees        to vote for the Nominees
          |_|                        |_|

WITHHOLD for the following only: (write the name of the nominee in the space below)

--------------------------------------------------------------------------------

Unless otherwise directed, all votes will be apportioned equally among those persons for who authority is given to vote

(2) RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS THE INDEPENDENT AUDITORS OF COST-U-LESS

      FOR     AGAINST     ABSTAIN
      |_|       |_|         |_|

      I PLAN TO ATTEND THE MEETING |_|

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR"
ITEM 1 AND "FOR" ITEM 2. The Board of Directors recommends a vote "FOR" Item 1 and "FOR" Item 2.

Dated:________________________________________________, 2003


____________________________________________________________
                         Signature

____________________________________________________________
                 Signature if held jointly


Please sign exactly as name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associates, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                               COST-U-LESS, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING OF SHAREHOLDERS-MAY 13, 2003

The undersigned hereby appoint(s) J. Jeffrey Meder and Martin P. Moore, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Cost-U-Less, Inc. held of record by the undersigned on March 28, 2003 at the Annual Meeting of Shareholders of Cost-U-Less to be held at the Doubletree Hotel (Lake Hills Room), 300 112th Ave. S.E., Bellevue, Washington, at 10:00 a.m. local time on Tuesday, May 13, 2003, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

                IMPORTANT-PLEASE DATE AND SIGN ON THE OTHER SIDE

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

           You can now access your Cost-U-Less, Inc. account online.

Access your Cost-U-Less, Inc. shareholder account online via Investor ServiceDirect(R)(ISD).

Mellon Investor Services LLC, agent for Cost-U-Less, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

o View account status                   o View payment history for dividends
o View certificate history              o Make address changes
o View book-entry information           o Obtain a duplicate 1099 tax form
                                        o Establish/change your PIN

            Visit us on the web at http://www.melloninvestor.com and
                   follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

o SSN or Investor ID
o PIN
o Then click on the (Establish PIN) button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

o SSN or Investor ID
o PIN
o Then click on the (Submit) button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o Certificate History
o Book-Entry Information
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